BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

406 Lippincott Drive, Suite J
Marlton, New Jersey 08053
(856) 346-2828    Fax (856) 396-0022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.2

Board of Directors and Stockholders
Conolog Corporation
5 Columbia Road
Somerville, NJ 08876

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 8, 2007, relating to the financial statements of Conolog Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Signed,

/s/Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Jesephs, Levine & Company, L.L.C.
Marlton, NJ 08053

July 8, 2008